NewLink Genetics Corporation Nasdaq: NLNK March 1, 2018 Fourth Quarter and Year-End 2017 Financial Results

Agenda 2 Introduction  Jack Henneman, Executive Vice President & CFO IDO Pathway Program Developments & Outlook  Charles J. Link, Jr., M.D., Chairman, CEO & CSO Clinical Updates & Guidance on Timing of Data  Eugene P. Kennedy, M.D., Chief Medical Officer Fourth Quarter and Year-End 2017 Financial Results  Jack Henneman

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward- looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

2017 Highlights  Presented updated Phase 2 data of indoximod plus pembrolizumab indicating encouraging overall and complete responses and progression-free survival  Commenced dose determination portion of Indigo301, a pivotal Phase 3 trial for patients with advanced melanoma  Entered into a collaboration with AstraZeneca on Indigo201, a randomized Phase 2 trial for patients with metastatic pancreatic cancer  Presented Phase 2 data at ASCO from a randomized double-blind study of indoximod plus cancer vaccine for patients with metastatic castration-resistant prostate cancer indicating statistically significant improvement in PFS compared to monotherapy  Presented Phase 1b data of indoximod plus chemotherapy in acute myeloid leukemia suggesting the potential for indoximod in treatment regimens beyond PD-1  Successfully raised $74.3 million, net of offering costs, and ended 2017 with $158.7 million cash and equivalents 4

2018 Highlights  Initiate randomization of Indigo301, a pivotal Phase 3 in advanced melanoma in Q2-Q3 2018  Full Phase 2 results of indoximod plus checkpoint inhibitors in metastatic melanoma 1H:2018  Initiate Indigo201, a randomized Phase 2 in metastatic pancreatic cancer in 1H:2018  Full Phase 2 results of indoximod plus gemcitabine nab-paclitaxel in metastatic pancreatic cancer in 1H:2018  Two abstracts to be presented at AACR Annual Meeting in April 2018 – Phase 1 study of indoximod for pediatric patients with malignant brain tumors – Additional characterization of the differentiated mechanism of action of indoximod  Continued evaluation of indoximod in additional oncology indications 5

NewLink GENETICS

Indigo301

A Phase 3 Study of Indoximod or Placebo Plus Pembrolizumab or Nivolumab For Patients With Unresectable or Metastatic Melanoma

PATIENT POPULATION

- Adults ≥18 years of age with unresectable stage III or IV advanced melanoma
- No prior melanoma therapy, except
  - BRAF/MEK inhibitor
  - Prior adjuvant or neoadjuvant therapy ≥4 weeks before randomization
  - Prior adjuvant immunotherapy (no relapse during treatment or ≤6 months of treatment discontinuation)
- Stable brain metastases allowed

1:1 Randomization

- PD-1 checkpoint inhibitor* + indoximod orally every 12 hours
- PD-1 checkpoint inhibitor* + placebo orally every 12 hours

*Standard-of-care dosing per country.

- Randomization (via an interactive web randomization system) stratified by:
  - Choice of checkpoint inhibitor (pembrolizumab or nivolumab)
  - Prior BRAF/MEK therapy
  - M stage at randomization
- Treatment until disease progression or unacceptable toxicity

EFFICACY ENDPOINTS

Co-primary endpoints

- Progression-free survival
- Overall survival

Secondary endpoint

- Objective response rate

ENROLLMENT

- Total planned enrollment: 624 patients
- ~100 sites in multiple countries

Clinicaltrials.gov NCT03301636

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Financial Position YE 2017 Cash and Equivalents $158.7 million Debt ~$0.3 million YE 2018 Cash (Projected)1 ~$75 million Forecast Quarterly Cash Use ~$20-22 million Shares Outstanding as of December 31,2017 37.1 million 7 1 Excludes projections of proceeds, if any, from potential future financings Financially well-positioned to execute our business strategy

NewLink Genetics  Initiation of two key randomized trials with indoximod plus checkpoint inhibition – Indigo301 for patients with advanced melanoma – Indigo201 in collaboration with AstraZeneca for patients with metastatic pancreatic cancer  Presentation of results from two Phase 2 trials – Full Phase 2 results of indoximod plus checkpoint inhibitors for patients with advanced melanoma – Full Phase 2 results of indoximod plus chemotherapy for patients with metastatic pancreatic cancer  Additional data supporting the opportunity for indoximod to improve the lives of patients with cancer across a range of indications 8 Key Takeaways for 2018

9 Q & A